                                                                   EXHIBIT 10.25

                                                                  EXECUTION COPY
                                                                  --------------


                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of February 5, 1998, by and among YOUNG BROADCASTING INC., a Delaware corporation ("Parent"), AYI ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and ADAM YOUNG INC., a New York corporation ("Target", and together with Merger Sub, the "Constituent Corporations"), and Adam Young, Vincent J. Young and Margaret Young (collectively, the "Shareholders").


                                    RECITALS
                                    --------

     A. The Boards of Directors of Merger Sub and Target have approved the acquisition by Merger Sub of the business of Target through the merger of Target with and into Merger Sub (the "Merger"), as described more fully below.

     B. The Shareholders, as the owners of all of the outstanding shares of Common Stock, $5.00 par value ("Target Common Stock"), of Target, have approved and wish to consummate the Merger.

     C. Pursuant to authority conferred by its Board of Directors, Parent, as the sole shareholder of Merger Sub, has approved and wishes to consummate the Merger.

     D. For federal income tax purposes, it is intended by the parties hereto that the Merger qualify as a reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

     E. Each of the parties hereto desires to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions thereto.

     F.  Capitalized terms not defined in text are used as defined in Article
VIII.


                                   AGREEMENT
                                   ---------

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER
                                   ----------

          I.1  The Merger.  (a)  At the Effective Time (as defined in Section
               ----------
1.2), and subject to the terms and conditions of this Agreement, Target shall be merged with and into Merger Sub and the separate existence of Target shall thereupon cease, in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL") and the Business Corporation Law of the State of New York (the "NYBCL").

          (b) Merger Sub will be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation") and will continue to be governed by the laws of the State of Delaware, and the separate corporate existence of Merger Sub and all of its rights, privileges, immunities and franchises, public or private, and all its duties and liabilities as a corporation organized under the DGCL, will continue unaffected by the Merger.

          (c) The Merger will have the effects specified by the DGCL and the NYBCL.

          I.2  Effective Time.  Subject to and in accordance with the laws of
               --------------
the State of Delaware and the State of New York, the Merger will become effective upon the later to occur of (a) the filing of this Agreement or a certificate of merger with the office of the Secretary of State of the State of Delaware pursuant to Section 252 of the DGCL and (b) the filing of a certificate of merger with the office of the Department of State of the State of New York pursuant to Section 907 of the NYBCL (the later to occur of such filings being the "Effective Time"). Each of the parties will use its reasonable commercial efforts to cause the Merger to be consummated as soon practicable following the execution and delivery hereof.


                                   ARTICLE II

                           THE SURVIVING CORPORATION
                           -------------------------

          II.1  Certificate of Incorporation.  The Certificate of Incorporation
                ----------------------------
of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time.

          II.2  By-Laws.  The By-Laws of Merger Sub as in effect immediately
                -------
prior to the Effective Time shall be the By-Laws of the Surviving Corporation after the Effective Time.

          II.3  Board of Directors.  From and after the Effective Time, the
                ------------------
Board of Directors of Merger Sub shall be the Board of Directors of the Surviving Corporation.


                                  ARTICLE III

                              CONVERSION OF SHARES
                              --------------------

        III.1 Conversion of Target Shares in the Merger. Target is authorized to issue 50,000 shares of Target Common Stock. There are outstanding 25,000 shares of Target Common Stock. The Target Common Stock is the only outstanding class of capital stock of Target. The number of outstanding shares of Target Common Stock is not subject to change prior to the Effective Time. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Target, each issued and outstanding share of Target Common Stock shall, subject to Section 3.3(c), be converted into, and become exchangeable for, the number of shares of validly issued, fully paid and nonassessable Common Stock, $.001 par value, of Parent ("Parent Common Stock") equal to a fraction, the numerator of which shall be an amount (the "Aggregate Merger Consideration") equal to the sum of (i) $19,350,000, divided by an amount, no less than $40.00, equal to the average closing sale price of a share of Class A Parent Common Stock, as quoted by the Nasdaq National Market, for the five full trading days immediately preceding the third full trading day prior to the date hereof, plus (ii) the number of shares of Parent Common Stock owned by Target; and the denominator of which is equal to the number of shares of Target Common Stock issued and outstanding.

        III.2  Status of Merger Sub Shares.  At the Effective Time, by virtue of
               ---------------------------
the Merger and without any action on the part of any holder of any capital stock of Merger Sub, each issued and outstanding share of Common Stock, $.01 par value, of Merger Sub shall continue unchanged and remain outstanding as a share of common stock of the Surviving Corporation.

        III.3  Exchange of Stock Certificates.  (a)  Concurrently with the
               ------------------------------
execution and delivery hereof, each Shareholder shall surrender to Parent certificate(s) ("Target Certificates") which represent such Shareholder's outstanding shares of Target Common Stock and, in exchange therefor, Parent shall (i) issue to each Shareholder a certificate or certificates representing the number of whole shares of Parent Common Stock into which such Shareholder's shares of Target Common Stock shall be converted pursuant to Section 3.1 and
(ii) transfer cash in lieu of any fractional shares of such Parent Common Stock pursuant to Section 3.3(c).

          (b) Upon the surrender of Target Certificates as provided above, the Target Certificates so surrendered shall forthwith be canceled.

          (c) Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Target Certificates pursuant to this
Article III in the Merger. Each Shareholder who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Target Certificates for exchange pursuant to this Article III shall be entitled to receive from Parent a cash payment in lieu of such fractional share equal to such fraction multiplied by the closing sale price of a share of Class A Parent Common Stock, as quoted by the Nasdaq National Market, for the trading day immediately preceding the date hereof.

        III.4  Closing of Transfer Books.  From and after the Effective Time,
               -------------------------
the stock transfer books of Target shall be closed and no transfer of shares of Target Common Stock shall thereafter be made.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         IV.1  Representations and Warranties of Parent and Merger Sub.  Parent
               -------------------------------------------------------
and Merger Sub, jointly and severally, represent and warrant to each of Target and the Shareholders, as of the date hereof and as of the Effective Time, as follows:

              IV.1.1  Corporate Status.  Each of Parent and Merger Sub is a
                      ----------------
corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. There is no pending or threatened proceeding for the dissolution, liquidation or insolvency of either Parent or Merger Sub.

              IV.1.2  Power and Authority.  Each of Parent and Merger Sub has
                      -------------------
the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each of Parent and Merger Sub has taken all corporate action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

              IV.1.3  Enforceability.  This Agreement has been duly executed
                      --------------
and delivered by each of Parent and Merger Sub, and constitutes the legal, valid and binding obligation of them, enforceable against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

              IV.1.4  No Violation.  The execution and delivery of this
                      ------------
Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement will not: (i) contravene any provision of their Organizational Documents; (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against either of them; (iii) conflict with, result in any breach of, constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, require any consent under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate, or adversely affect the rights and privileges under, any Contract which is applicable to, binding upon or enforceable against Parent or Merger Sub; (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of Parent, Merger Sub or any subsidiary of either of them; (v) give to any individual or entity a right or claim against Parent, Merger Sub or any subsidiary of either of them; or (vi) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person other than (a) pursuant to the Securities Act and the Exchange Act and applicable listing requirements of The Nasdaq Stock Market, Inc. and (b) as have been obtained.

              IV.1.5  No Brokers.  Neither of Parent nor Merger Sub has
                      ----------
incurred any obligation for any finder's, broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

              IV.1.6  Reports and Financial Statements.  Since January 1, 1997,
                      --------------------------------
Parent has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC under the Securities Act and the Exchange Act, including, but not limited to, any Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "Parent Reports"). As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Parent Reports complied in all material respects with all the rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              IV.1.7  Opinion of Financial Advisors.  Parent has received an
                      -----------------------------
opinion from Bear, Stearns & Co. Inc. to the effect that the consideration to be paid by Parent in the Merger is fair to Parent's stockholders from a financial point of view and such opinion has not been modified or withdrawn.

         IV.2  Representations and Warranties of Target and Shareholders.
               ---------------------------------------------------------
Target and the Shareholders, jointly and severally, represent and warrant to each of Parent and Merger Sub, as of the date hereof and as of the Effective Time, as follows:

              IV.2.1  Corporate Status.  Target is a corporation duly organized,
                      ----------------
validly existing and in good standing under the laws of the State of New York and has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. Target is legally qualified to do business as a foreign corporation in each of the jurisdictions where the nature of the properties and the conduct of its business require such qualification and is in good standing in each of the jurisdictions in which it is so qualified, except where the failure to so qualify would not cause a Material Adverse Effect to Target. There is no pending or threatened proceeding for the dissolution, liquidation or insolvency of Target.

              IV.2.2  Power and Authority.  Target has the corporate power and
                      -------------------
authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Target has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Each of the Shareholders has the requisite capacity and the power and authority to execute and deliver this Agreement, to perform such Shareholder's obligations hereunder and to consummate the transactions contemplated hereby.

              IV.2.3  Enforceability.  This Agreement has been duly executed and
                      --------------
delivered by Target and each of the Shareholders and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

              IV.2.4  Capitalization.  The authorized capital stock of Target
                      --------------
consists solely of 50,000 shares of Target Common Stock, of which 25,000 shares are validly issued and outstanding, fully paid and non-assessable, and no shares are held in treasury. There are no (i) preemptive rights, rights of first refusal or similar rights with respect to the shares of capital stock of Target, and no such rights shall arise or become exercisable by virtue of or in connection with the transactions contemplated hereby; (ii) no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require Target to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock); (iii) no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to Target; (iv) no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of Target; and (v) no outstanding agreements, arrangements or understandings pursuant to which Target is obligated to redeem or otherwise acquire any of its outstanding shares of capital stock. A correct and complete copy of the Organizational Documents of Target, as amended to date, were previously delivered to Parent and Merger Sub, and no changes therein will be made subsequent to the date hereof and prior to the Effective Time.

              IV.2.5  No Subsidiaries.  Target does not own or hold, directly or
                      ---------------
indirectly, any shares of stock or any other securities, or otherwise have any interest, in any Person, other than 50,450 shares of Parent Common Stock, which upon consummation of the Merger shall neither be entitled to vote nor be counted for quorum purposes in accordance with the DGCL.

              IV.2.6  No Violation.  The execution and delivery of this
                      ------------
Agreement by Target and the Shareholders, the performance by Target and the Shareholders of their respective obligations hereunder and the consummation by Target and the Shareholders of the transactions contemplated by this Agreement will not: (i) contravene any provision of the Organizational Documents of Target; (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Target or any Shareholder; (iii) conflict with, result in any breach of, constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, require any consent under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate, or adversely affect the rights and privileges under, any Contract which is applicable to, binding upon or enforceable against Target or any Shareholder;
(iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of Target; (v) give to any individual or entity a right or claim against Target, which would have a Material Adverse Effect on Target; or (vi) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except such filings as may be required to be made by Parent or Merger Sub.

              IV.2.7   Financial Statements.  The financial statements of Target
                       --------------------
attached hereto as Schedule 4.2.7 have been prepared in accordance with GAAP consistently applied during the periods presented (except as noted therein) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) in all material respects the financial position of Target as of the date thereof and the results of its operations and its cash flows for the periods shown therein.

              IV.2.8  Material Developments; Absence of Undisclosed Liabilities;
                      ----------------------------------------------------------
Title to Assets.  Except as disclosed on Schedule 4.2.8, since December 31,
---------------
1997, (i) there has been no Material Adverse Change with respect to Target, and
(ii) Target does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except liabilities incurred in the ordinary course of business consistent with past practice, or other liabilities which would not have a reasonable likelihood of having a Material Adverse Effect on Target. Target has good and marketable title to all of its assets reflected in the balance sheet on Schedule 4.2.7 and all assets which were acquired subsequent to the date thereof, which have not been disposed of in the ordinary and regular course of its business since the date thereof or since the date of acquisition of such assets, respectively, free and clear of all Liens.

              IV.2.9  Tax Matters.  With respect to Taxes (as defined below):
                      ------------

          (a) Target has filed, within the time and in the manner prescribed by law, all returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed under federal, state, local or any foreign laws by Target, and all such Returns are true, correct and complete in all material respects.

          (b) Target has within the time and in the manner prescribed by law, paid all Taxes that are due and payable.

          (c) Except for certain deferred taxes amounting to not more than $65,000 related to the conversion of Target from a "C Corporation" to an "S Corporation" on April 1, 1996, Target has established on its books and records reserves (to be specifically designated as an increase to current liabilities) that are adequate for the payment of all Taxes not yet due and payable.

          (d) There are no Liens for Taxes upon the assets of Target except Liens for Taxes not yet due.

          (e) Target has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of the subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Target.

          (f) The statute of limitations for the assessment of federal income taxes has expired for all federal income tax returns of Target or such returns have been examined by the Internal Revenue Service for all periods through March 31, 1995; the statute of limitations for the assessment of state, local and foreign income taxes has expired for all applicable Returns of Target or such Returns have been examined by the appropriate tax authorities for all periods through March 31, 1995; and no deficiency for any Taxes has been proposed, asserted or assessed against Target which has not been resolved and paid in full.

          (g) There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns that have been given by Target.

          (h) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Returns.

          (i) Target is not a party to any tax-sharing or allocation agreement, nor does Target owe any amount under any tax-sharing or allocation agreement.

          (j) No amounts payable under any Employee Benefit Plan (as defined in Section 4.2.11) will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code.

          (k) Target has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 or 1442 of the Code or similar provisions under any foreign laws) and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all applicable laws.

          (l) Target has never been (or has any liability for unpaid Taxes because it once was) a member of an "affiliated group" within the meaning of
Section 1502 of the Code.

          (m) Target was an "S Corporation" within the meaning of Section 1361 et seq. of the Code for the fiscal year ended December 31, 1997 and is and will
-- ----
continue to be an "S Corporation" until the Effective Time. At all times since April 1, 1996, Target has filed its tax returns as an "S Corporation" and Target has never received any notice that its "S Corporation" election is invalid.

          (n) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments of whatever kind or nature, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupancy or property taxes, customs duties, fees, assessments or charges of any kind whatsoever (together with any interest and any penalties, additions to tax or additional amounts) imposed by any taxing authority (domestic or foreign) upon or payable by Target.

              IV.2.10  Representation Agreements.  (a) Schedule 4.2.10 hereto
                       -------------------------
sets forth a list of the Representation Agreements. Each Representation Agreement is in full force and effect and is a legal, valid and binding obligation of Target, and there is not

(i) any breach by Target or, to their knowledge, any other party, in the performance of any obligation to be performed under any such Representation Agreement; (ii) to their knowledge, any written notice of cancellation or termination of any such Representation Agreement except as set forth on Schedule 4.2.10; or (iii) any Representation Agreement that has been canceled or terminated since December 31, 1997 (except as set forth on Schedule 4.2.10).

          (b) Except in each case where the failure would have no reasonable likelihood of having a Material Adverse Effect, (i) the information on Schedule
4.2.10 is true and correct in all respects; and (ii) true and correct copies of all Representation Agreements pertaining to the television broadcast companies listed on Schedule 4.2.10 have been made available to representatives of Parent.

          (c) Target makes no representation in this Section 4.2.10 regarding representation agreements with Parent or its Affiliates and the term "Representation Agreements" as used herein shall be deemed to exclude representation agreements with Parent or its Affiliates.

              IV.2.11  Employment Matters.  Except as disclosed on Schedule
                       ------------------
4.2.11 and other than those Employee Benefit Plans of Parent which cover the employees of Target, there are no employee benefit plans or arrangements maintained, contributed to or sponsored by the Target or any ERISA Affiliate or under which Target or any ERISA Affiliate may incur any liability, including, but not limited to, employee pension benefit plans, as defined in Section 3(2) of ERISA, multiemployer plans, as defined in Section 3(37) or 4001(a)(3) of ERISA, employee welfare benefit plans, as in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, employment or consulting or termination agreements, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA ("Employee Benefit Plans"). Except as disclosed on Schedule 4.2.11, the employment of all persons presently employed or retained by Target is terminable at will. There is no contract, agreement, plan or arrangement covering any employee or former employee of Target that, individually or collectively, provides for the payment of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or
(ii) that is an "excess parachute payment" pursuant to Section 280G of the Code. None of Target or any ERISA Affiliate has any announced plan or legally binding commitment to create any Employee Benefit Plan or other benefit arrangement which is intended to cover employees or former employees of Target.

              IV.2.12  Environmental.  Target is currently and has in the past
                       -------------
been in compliance with all Environmental Laws, except where the failure to be or have been in compliance would not be reasonably likely to have a Material Adverse Effect on Target. There are no existing, and Target is not aware of any potential or threatened, Environmental Claims against Target which are reasonably likely to have a Material Adverse Effect on Target. There are no consent decrees, consent orders, judgments, judicial or administrative orders, agreements with (other than permits) or liens by, any Governmental Authority or quasi-governmental authority relating to any Environmental Laws which regulate, obligate or bind Target.

              IV.2.13  Litigation.  There is no action, suit or other legal or
                       ----------
administrative proceeding or governmental investigation pending, or, to their knowledge, threatened, anticipated or contemplated against, by or affecting Target or any of Target's properties or assets which question the validity or enforceability of this Agreement or the transactions contemplated hereby. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which Target is or was a party which have not been complied with in full or which continue to impose any obligations on Target (other than those that would not be reasonably likely to have a Material Adverse Effect).

              IV.2.14  Patents, Trademarks, Etc.  To their knowledge, Target
                       ------------------------
owns, or is licensed or otherwise has adequate right to use, all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, copyrights, know-how, technology, trade secrets and other proprietary information (collectively, the "Intellectual Property") which are material to the conduct of the business of Target. To their knowledge, no claims have been asserted by any Person, and Target has not asserted a claim against any Person, with respect to any of the Intellectual Property owned or used by Target, challenging or questioning the validity or effectiveness of any license or agreement relating thereto to which Target is a party, in any case that would be reasonably likely to have a Material Adverse Effect on Target.

              IV.2.15  Compliance with Law.  The business of Target is being
                       -------------------
conducted and the properties and assets of Target are currently owned or operated in all material respects in compliance with all laws, ordinances, regulations, orders, judgments, injunctions, awards and decrees of Governmental Authorities.

              IV.2.16  Absence of Liens.  Except for Liens that would not
                       ----------------
interfere in any material respect with the use and operation of Target's business, there are no Liens on any of the assets of Target to secure indebtedness for borrowed money.

              IV.2.17  No Brokers.  Neither Target nor any of the Shareholders
                       ----------
has incurred any obligation for any finder's, broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


                                   ARTICLE V

                                   COVENANTS
                                   ---------

          V.1  Conduct of Business of Target Pending the Merger.  Target agrees
               ------------------------------------------------
that, from the date hereof and prior to the Effective Time, the business of Target shall be conducted only in, and Target shall not take any action except in, the ordinary course of business consistent with past practice. Target shall use its reasonable commercial efforts to preserve intact Target's present lines of business, maintain its respective rights and preserve its respective present relationships with customers, suppliers and other persons with which it has significant business relations.

          V.2  Further Assurances.  Each party shall execute and deliver such
               ------------------
additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

          V.3  Cooperation.  Each of the parties agrees to cooperate with the
               -----------
other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement and to use their respective reasonable commercial efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

          V.4  Other Actions.  Each of the parties hereto shall use its
               -------------
reasonable commercial efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein as soon as possible, including, without limitation, using its reasonable commercial efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with Target as are necessary for the consummation of the transactions contemplated hereby; provided, however, in no event shall either party be required to divest or forfeit material incidents of control of any material assets in order to obtain approval of a Governmental Authority. Each of the parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby.

          V.5  Access to Information.  From the date hereof to the Effective
               ---------------------
Time, Target shall afford the officers, employees, auditors, counsel, representatives and agents (the "Representatives") of Parent and Merger Sub reasonable access at all reasonable times to its officers, employees, agents, properties, offices and other facilities, books, records and tax returns, and shall furnish such Representatives with all financial, operating and other data and information as may be reasonably requested.

          V.6  Notification of Certain Matters.  Each of the parties to this
               -------------------------------
Agreement shall give prompt notice to the other parties of the occurrence or non-occurrence of any event which would likely cause any covenant, condition or agreement contained herein not to be complied with or satisfied; provided, however, that, any such disclosure shall not in any way be deemed to amend, modify or in any way affect the representations, warranties and covenants made by any party in or pursuant to this Agreement.

          V.7  Publicity.  The parties hereto will consult with each other
               ---------
before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions completed by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form agreed upon by the parties.

          V.8  FCC Filings.  The parties shall make such filings as may be
               -----------
required to reflect changes in ownership as a result of the transactions contemplated hereby, as may be required by the rules and regulations of the Federal Communications Commission.

          5.9  Listing of Additional Parent Shares.  Parent shall take such
               -----------------------------------
actions as are necessary (including the filing with The Nasdaq Stock Market, Inc. of a notice for the listing of additional shares and payment of the requisite fee) for the issuance of shares of Parent Common Stock pursuant to this Agreement.

          5.10  Qualification as Reorganization.  Each party agrees to refrain
                -------------------------------
from taking any action that could increase the likelihood of the transactions contemplated hereby becoming taxable to any party.

                                   ARTICLE VI

                                INDEMNIFICATION
                                ---------------

         VI.1  General Indemnification Covenants.  Subject to the last sentence
               ---------------------------------
of this Section 6.1, Target and the Shareholders, jointly and severally, agree to indemnify and hold harmless Parent and Merger Sub from and against, and to reimburse Parent and Merger Sub with respect to, any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees (collectively, "Losses"), incurred by Parent or Merger Sub by reason of or arising out of or in connection with (i) a breach of any representation or warranty contained in Sections 4.2, 7.3 or 7.10 or in any certificate delivered to Parent or Merger Sub pursuant to the provisions of this Agreement, (ii) the failure of Target or the Shareholders to perform any agreement required by this Agreement to be performed by them, unless such performance was or is prohibited by law or by court order, (iii) the alleged existence by any third party of any liability, obligation, lease, agreement, contract, other commitment or state of facts which if it existed would constitute a breach of any representation or warranty contained in said Sections 4.2, 7.3 or 7.10 or in any certificate delivered to Parent or Merger Sub pursuant to the provisions of this Agreement, or (iv) any actions, suits, proceedings or investigations involving Target arising out of any matter occurring or accruing prior to the Effective Time. Target and the Shareholders, jointly and severally, also agree (subject to the last sentence of this Section 6.1) to pay Parent or Merger Sub (as the case may be) interest on any amount paid by Parent or Merger Sub pursuant to this Section 6.1 from the date when such damage, liability, cost or expense was paid by Parent or Merger Sub or such loss was incurred by Parent or Merger Sub, at a rate per annum equal to the so-called "prime rate" as announced from time to time by Citibank N.A., but not higher than the maximum interest rate legally payable under the laws of the State of New York. Parent and Merger Sub agree to give prompt notice to the Shareholders of the alleged existence by any third party of any liability, obligation, lease, agreement, contract, other commitment or state of facts referred to in clause (iii) or clause (iv) above and the Shareholders shall have the right to participate in, and, with the consent of Parent and Merger Sub, which consent shall not be unreasonably withheld or delayed, to control the contest and defense of any such claim at their own cost and expense, including the cost and expense of attorneys' fees in connection with such contest and defense. Notwithstanding the foregoing, Target and the Shareholders shall not be liable for or with respect to such Losses (a) until the aggregate amount of all such Losses incurred by Parent and Merger Sub exceeds $100,000, at which point Target and the Shareholders shall be required to indemnify Parent and Merger Sub from any and all such Losses, including the first $100,000 of such Losses and
(b) to the extent that the aggregate amount of all such Losses incurred by Parent and Merger Sub exceed the Aggregate Merger Consideration.

                                  ARTICLE VII

                               GENERAL PROVISIONS
                               ------------------

        VII.1  Notices.  All notices, requests, demands, claims, and other
               -------
communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

          (a)  if to Target or any of the Shareholders to:

               Adam Young Inc.
               599 Lexington Avenue
               New York, NY 10022
               Attn: Adam Young
               Telecopy:  (212) 758-5090

               with a copy to:

               Kelly Drye & Warren
               101 Park Avenue
               New York, NY 10178
               Attn: Eugene D'Ablemont, Esq.
               Telecopy:  (212) 808-7879

          (b)  if to Parent or Merger Sub to:

               Young Broadcasting Inc.
               599 Lexington Avenue
               New York, NY 10022
               Attn:  Vincent J. Young
               Telecopy: (212) 758-1229

               with a copy to:

               Cooperman Levitt Winikoff Lester & Newman, P.C.
               800 Third Avenue
               New York, NY 10022
               Attn:  Robert L. Winikoff, Esq.
               Telecopy: (212) 755-2839

        VII.2  Entire Agreement.  This Agreement, the Schedules
               ----------------
hereto and other documents delivered pursuant hereto contain the entire understanding of the parties in respect of its subject matters and supersedes all prior agreements and understanding (oral or written) between or among the parties with respect to such subject matter.

        VII.3  Expenses.  Each of the parties hereto shall pay all the fees and
               --------
expenses incurred by it incident to preparing for, entering into and carrying into effect this Agreement and the transactions contemplated herein; provided that Target covenants and represents and warrants that such fees and expenses incurred by Target for services of attorneys, accountants and other advisors to Target associated with the transactions contemplated herein, will not exceed $150,000.

        VII.4  Amendment; Waiver.  This Agreement may not be modified, amended,
               -----------------
supplemented, canceled, or discharged, except by written instrument executed by all parties. No failure to exercise and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

        VII.5  Binding Effect; Assignment.  The rights and obligations of this
               --------------------------
Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by Parent and Merger Sub, on the one hand, and Target and the Shareholders, on the other hand, without the prior written consent of the other.

        VII.6  Representations and Warranties.  All of the representations and
               ------------------------------
warranties contained in this Agreement or any instrument or other document delivered pursuant to this Agreement shall survive the Effective Time and, except with respect to the representations and warranties set forth in Section
4.2.9 which shall terminate on the fourth anniversary of the date hereof, shall terminate on the first anniversary of the date hereof.

        VII.7  Counterparts.  This Agreement may be executed in
               ------------
any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

        VII.8  Interpretation.  When a reference is made in this Agreement to an
               --------------
article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever, the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        VII.9  Governing Law; Interpretation.  This Agreement shall be construed
               -----------------------------
in accordance with and governed for all purposes by the laws of the State of New York without giving effect to the principles of conflicts of laws thereunder which would specify the application of the law of another jurisdiction.

        VII.10  Arm's length Negotiations.  Each party hereto expressly
                -------------------------
represents and warrants to all other parties hereto that (i) before executing this Agreement, said party has fully informed himself or itself of the terms, contents, conditions, and effects of this Agreement; (ii) said party has relied solely and completely upon his or its own judgment in executing this Agreement;
(iii) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (iv) said party has acted voluntarily and of his or its own free will in executing this Agreement; (v) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (vi) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.


                                  ARTICLE VIII

                                  DEFINITIONS
                                  -----------

       VIII.1  Defined Terms.  As used herein, the following terms shall have
               -------------
the following meanings:

          "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the Exchange Act, as in effect on the date hereof.

          "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

          "Environmental Claims" means all accusations, allegations, notices of violation, Liens, claims, demands, suits, or causes of action for any damage, including, without limitation, personal injury, property damage (including, without limitation, any depreciation or diminution of property values), lost use of property or consequential damages, arising directly or indirectly out of (i) Environmental Laws; or (ii) the presence, use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Substances at any location, whether or not owned, leased or operated by Target.

          "Environmental Laws" means all applicable federal, state, district, local and foreign laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Safe Drinking Water Act, the Clean Air Act, the Atomic Energy Act of 1954, the Occupational Safety and Health Act and the Emergency Planning and Community-Right-to-Know Act, each as amended, and all analogous laws promulgated or issued by any Governmental Authority.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means any entity which is (or at any relevant time was) (i) a Subsidiary of Target, or (ii) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, Target, as set forth in Section 414(b), (c), (m) or (o) of the Code.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

          "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hazardous Substances" means all pollutants, contaminants, chemicals, wastes, any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) and any other materials or substances subject to regulation, control or remediation under Environmental Laws.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

          "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects. With respect to any Person, a Material Adverse Change (or Effect) refers to such Person and its Subsidiaries.

          "Organizational Documents" means, as to any entity, the certificate of incorporation, by-laws or other organizational documents of such entity.

          "Person" means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Representation Agreement" means any agreement (including, without limitation, any agreement applicable to a specific television broadcast station (each, a "Station Agreement") or any master agreement, mutual agreement or letter agreement (each, a "Master Agreement") applicable to one or more television broadcast stations or Station Agreements) now in effect or hereafter entered into between Target and owners and operators of broadcast television stations pursuant to which Target sells advertising on such media, as such agreements may be amended, supplemented or otherwise modified from time to time.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Subsidiary" shall mean, as to any Person, any corporation, joint venture, limited liability company, partnership, other business entity or Person of which at least a majority of voting securities or other ownership interests are, at the time as of which any determination is being made, owned directly or indirectly by such Person.

         [REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURES TO FOLLOW]

          IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger on the date first above written.

PARENT:

YOUNG BROADCASTING INC.


By:/s/ James A. Morgan
   -------------------------------
   Name:  James A. Morgan
   Title: Executive Vice President


MERGER SUB:

AYI ACQUISITION CORPORATION


By:/s/ James A. Morgan
   -------------------------------
   Name:  James A. Morgan
   Title: Executive Vice President


TARGET:

ADAM YOUNG INC.


By:/s/ Adam Young
   -------------------------------
   Name:  Adam young
   Title: Treasurer


SHAREHOLDERS:


/s/ Adam Young
----------------------------------
ADAM YOUNG


/s/ Vincent J. Young
----------------------------------
VINCENT J. YOUNG


/s/ Margaret Young
----------------------------------
MARGARET YOUNG